 Exhibit 23.3

Crowe Clark Whitehill LLP
Chartered Accountants
St Bride’s House, 10 Salisbury Square
London EC4Y 8EH, UK
Tel:  +44 (0)20 7842 7100
Fax: +44 (0)20 7842 1720
DX: 0014 London Chancery Lane
www.croweclarkwhitehill.co.uk

OCZ Technology Group, Inc.
6373 San Ignacio Dr.
San Jose
California 95119

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2009 on the February 28, 2008 and 2009 consolidated financial statements appearing in the Annual Report on Form 10-K of OCZ Technology Group, Inc. for the year ended February 28, 2010, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in OCZ Technology Group’s Company’s Annual Report on Form 10-K for the year ended February 28, 2010.

On 1 October 2010, Horwath Clark Whitehill LLP changed its name to Crowe Clark Whitehill LLP.

Crowe Clark Whitehill LLP

London, England
December 21, 2010